                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                               permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TWINLAB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [TWINLAB LOGO]

                                  May 15, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Twinlab Corporation to be held at 10:00 A.M. on Wednesday, June 17, 1998, at the Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York.

     We hope that you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the Annual Meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the Annual Meeting.

     The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.

                                          Sincerely,

                                          /s/ ROSS BLECHMAN
                                          Ross Blechman
                                          Chairman of the Board

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 467-3140

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

To the Holders of Our Common Stock:

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of TWINLAB CORPORATION (the "Company") will be held at the Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York, on June 17, 1998 at 10:00 A.M., local time, for the following purposes:

     1. To elect nine directors to the Board of Directors.

     2. To consider and act upon a proposal to approve the Twinlab Corporation 1998 Stock Incentive Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 1998 fiscal year.

     4. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on May 6, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders is being mailed with this Notice and Proxy Statement on or about May 15, 1998 to all stockholders of record on the record date.

                                          By Order of the Board of Directors,

                                          /s/ NEIL BLECHMAN
                                          Neil Blechman
                                          Secretary

Hauppauge, New York
May 15, 1998

--------------------------------------------------------------------------------
                                   IMPORTANT

     Stockholders are requested to DATE, SIGN and MAIL the enclosed proxy. A postage paid envelope is provided for mailing.
--------------------------------------------------------------------------------

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 467-3140

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

                                    GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of TWINLAB CORPORATION, a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on June 17, 1998. The proxy materials are being mailed on or about May 15, 1998 to the Company's common stockholders (the "Stockholders") of record at the close of business on May 6, 1998 (the "Record Date"). As of the Record Date, there were 31,551,049 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company has also retained Bowne Business Communications, Inc. to aid in the distribution of the proxy materials at an estimated cost not to exceed $2,000 plus reimbursement of reasonable out-of-pocket expenses.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the approval of the Twinlab Corporation 1998 Stock Incentive Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

     Election as a director requires a plurality of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For the other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. The inspectors of election will treat broker non-votes as shares that are unvoted and not present on such proposal, thus having no effect on the outcome of such proposal.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the number of directors shall be as fixed from time to time by resolution duly adopted by the Board of Directors, but in no event shall such number of directors be less than eight. The Company's directors hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

     On September 16, 1997, the Board of Directors increased the number of directors from eight to nine directors. Upon unanimous written consent of the Board of Directors, Stephen L. Welling was elected to fill the vacancy created by the expansion of the Board of Directors.

     At the Annual Meeting, nine directors will be elected as directors whose terms will expire upon the due election and qualification of their successors at the 1999 annual meeting of stockholders. All of the Company's current directors have been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a director as the holders of the proxies may, in their discretion, determine.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table provides certain information as of March 31, 1998 about each of the Company's nominees for director. Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman (the "Blechman Brothers") are brothers.

                                                                 POSITIONS WITH                DIRECTOR
NAME                                        AGE                   THE COMPANY                   SINCE
----                                        ---                  --------------                --------
Ross Blechman(1)..........................  44     Chairman of the Board, Chief Executive        1996
                                                   Officer, President and Director
Brian Blechman(2).........................  47     Executive Vice President, Treasurer and       1996
                                                   Director
Dean Blechman.............................  41     Executive Vice President and Director         1996
Neil Blechman.............................  47     Executive Vice President, Secretary and       1996
                                                   Director
Steve Blechman............................  44     Executive Vice President and Director ;       1996
                                                   Chairman of the Board, Chief Executive
                                                   Officer, Director and President of
                                                   Advanced Research Press ("ARP")
Stephen L. Welling........................  43     President of Nature's Herbs Division of       1997
                                                   Twin Laboratories Inc. ("Twin") and
                                                   Director
John G. Danhakl(1)(2).....................  41     Director                                      1996
Jennifer Holden Dunbar(1)(2)..............  35     Director                                      1996
Jonathan D. Sokoloff(1)...................  40     Director                                      1996

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     The business experience, principal occupation, employment and certain other information concerning each nominee is set forth below.

     Ross Blechman became Chairman of the Board, Chief Executive Officer, President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories Inc. in 1974 and served as Vice President, Operations of the Company prior to May 7, 1996. Mr. Blechman is Chairman of the Board, President, Chief Executive Officer and Director of Twin, an Executive Vice President and Director of ARP and a Vice President and Director of Changes International of Fort Walton Beach, Inc. ("Changes International").

     Brian Blechman became an Executive Vice President, Treasurer and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories Inc. in 1972 and served as Vice President, Purchasing & Quality Control of the Company prior to May 7, 1996. He is responsible for purchasing, plant operations, quality control and management. Mr. Blechman is an Executive Vice President and Director of Twin and ARP, and a Vice President, Treasurer and a Director of Changes International.

     Dean Blechman became an Executive Vice President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories Inc. in 1979 and served as Vice President, Sales of the Company prior to May 7, 1996. He is responsible for sales and distribution. Mr. Blechman is an Executive Vice President and Director of Twin and ARP and a Vice President and Director of Changes International.

     Neil Blechman became an Executive Vice President, Secretary and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories Inc. in 1972 and served as Vice President, Marketing & Advertising of the Company prior to May 7, 1996. He is responsible for marketing and advertising activities, promotional programs, merchandising strategies, packaging, trade shows and public relations. Mr. Blechman is an Executive Vice President and Director of Twin and ARP and a Vice President, Secretary and a Director of Changes International.

     Steve Blechman became an Executive Vice President and Director of the Company and Chairman of the Board, Chief Executive Officer, Director and President of ARP on May 7, 1996. Mr. Blechman joined Twin Laboratories Inc. in 1974 and served as Vice President, Product Development & Marketing of the Company prior to May 7, 1996. He is involved in marketing, product development, customer service, public relations and the operations of ARP. Mr. Blechman is an Executive Vice President and Director of Twin and a Vice President and Director of Changes International.

     Stephen L. Welling became the President of Nature's Herbs division of Twin on May 7, 1996, and was elected to the Board of Directors of the Company on September 16, 1997. Mr. Welling joined Natur-Pharma Inc. in 1977 as the controller and served as President of Natur-Pharma Inc. prior to May 7, 1996. Prior to his promotion to President, Mr. Welling served as Vice President of Operations of Natur-Pharma Inc. with responsibility for manufacturing, personnel, quality management, legal affairs and finance. Mr. Welling is on the board of directors of the National Nutritional Foods Association, a leading trade organization of the industry's retailers, distributors, suppliers and manufacturers.

     John G. Danhakl became a director of the Company on May 7, 1996. He has been an executive officer and an equity owner of Leonard Green & Partners, L.P. ("LGP"), a merchant banking firm which manages Green Equity Investors II, L.P. ("GEI"), since 1995. Mr. Danhakl had previously been a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and had been with DLJ since 1990. Prior to joining DLJ, Mr. Danhakl was a Vice President at Drexel Burnham Lambert Incorporated ("Drexel"). Mr. Danhakl is also a director of Big 5 Corp., Communications & Power Industries, Inc., Leslie's Poolmart, Inc., Hechinger Company, The Arden Group, Inc. and Liberty Group Publishing. Mr. Danhakl also serves as a director of Twin and ARP.

     Jennifer Holden Dunbar has been a director of the Company since its formation in February, 1996. She joined Leonard Green & Associates, L.P. ("LGA"), a merchant banking firm, as an associate in 1989, became a principal in 1993, and through a corporation became a partner in 1994. Since 1994, Ms. Holden Dunbar has also been an executive officer and equity owner of LGP. Ms. Holden Dunbar previously was an associate with the merchant banking firm of Gibbons, Green, van Amerongen and a financial analyst in mergers and acquisitions with Morgan Stanley & Co. Ms. Holden Dunbar is also a director of Gart Sports Company. Ms. Holden Dunbar also serves as a director of Twin and ARP.

     Jonathan D. Sokoloff became a director of the Company on May 7, 1996. He has been a partner of LGA since 1990 and has been an executive officer and equity owner of LGP since its formation in 1994. Mr. Sokoloff had previously been a Managing Director at Drexel. Mr. Sokoloff is a director of Carr-Gottstein Foods Co., Gart Sports Company and Hechinger Company. Mr. Sokoloff also serves as a Director of Twin and ARP.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. In 1997, the Board of Directors met four times and acted by unanimous written consent on three occasions, the Compensation Committee met one time and the Audit Committee met one time.

     The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent auditors. In 1997, the Audit Committee was comprised of Brian Blechman, John Danhakl and Jennifer Holden Dunbar.

     The Compensation Committee establishes salaries, bonuses and other forms of compensation for executives of the Company and such other employees of the Company as assigned thereto by the Board. In 1997, the Compensation Committee was comprised of Ross Blechman, John G. Danhakl, Jennifer Holden Dunbar and Jonathan D. Sokoloff.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the General Counsel's Office at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, New York 11788.

     During the period in which each person served as a director, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such person served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings. See "Certain Relationships and Related Transactions -- Transactions with LGP" for a description of the Management Services Agreement that existed between LGP, the Company and Twin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Ross Blechman, John Danhakl, Jennifer Holden Dunbar and Jonathan Sokoloff. In addition to being a director and executive officer of the Company, Mr. Blechman is also Chairman of the Board, President, Chief Executive Officer and Director of Twin, an Executive Vice President and Director of ARP and a Vice President and Director of Changes International. Messrs. Sokoloff and Danhakl and Ms. Holden Dunbar are also directors of Twin and ARP. See "Certain Relationships and Related Transactions" for a description of certain transactions involving the Company and the members of the Compensation Committee or entities controlled by such individuals.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission") and The Nasdaq National Stock Market. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 1997 all applicable Section 16(a) reporting requirements were complied with, except for the late filing of a report on Form 3 for each of Stephen L. Welling and John McCusker.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement, together with information regarding the business experience of such officers, are identified below. Information regarding the business experience of Messrs. Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman and Stephen L. Welling (collectively, the "Senior Executive Officers") is set forth above under the heading "Information Concerning Directors and Nominees." Each executive officer is elected annually by the Board of Directors of the Company and serves until the next regular annual meeting of the Board and until his or her successor is duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal.

NAME                                                             POSITION
----                                                             --------
Ross Blechman........................  Chairman of the Board, Chief Executive Officer and President
Brian Blechman.......................  Executive Vice President and Treasurer
Dean Blechman........................  Executive Vice President
Neil Blechman........................  Executive Vice President and Secretary
Steve Blechman.......................  Executive Vice President; Chairman of the Board, Chief
                                       Executive Officer and President of ARP
John McCusker........................  Chief Financial Officer
Stephen L. Welling...................  President of Nature's Herbs Division of Twin

     John McCusker, age 58, became the Chief Financial Officer of the Company on November 3, 1997. He is responsible for financial management and the Company's Management Information Systems department. He was previously an independent financial consultant. From 1987 to 1996, Mr. McCusker was Senior Vice President and Chief Financial Officer for Geraghty & Miller, Inc. Upon its 1995 merger with Arcadis NV, he was appointed to the additional position of Senior Vice President -- Investor Relations.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1995, 1996 and 1997. Prior to May 7, 1996, the Blechman Brothers collectively acted in a similar capacity to a Chief Executive Officer.

                                                      ANNUAL COMPENSATION
                                          --------------------------------------------
                                                                     ALL OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL OCCUPATION      YEAR   SALARY($)   BONUS($)(a)   COMPENSATION($)(b)   COMPENSATION($)(c)
-----------------------------      ----   ---------   -----------   ------------------   ------------------
Ross Blechman....................  1997    412,869      224,680           32,693               1,365
  Chairman of the Board,
     President                     1996    403,077      324,950           18,650               1,365
  and Chief Executive Officer      1995    402,461      368,145           18,477               1,365

Brian Blechman...................  1997    412,869      224,680           24,102               1,660
  Executive Vice President         1996    403,077      324,950           19,607               1,660
  and Treasurer                    1995    401,523      368,145           14,944               1,660

Dean Blechman....................  1997    412,869      224,680           23,746               1,073
  Executive Vice President         1996    403,077      324,950           26,531               1,073
                                   1995    402,545      368,145           25,285               1,073

Neil Blechman....................  1997    412,869      224,680           28,520               1,660
  Executive Vice President         1996    403,077      324,950           23,294               1,660
  and Secretary                    1995    402,545      368,145           18,458               1,660

Steve Blechman...................  1997    412,869      224,680           25,784               1,365
  Executive Vice President         1996    403,077      324,950           28,653               1,365
                                   1995    402,548      368,145           22,132               1,365

---------------
(a) A description of the Company's bonus arrangements is contained below under "-- Employment Agreements."

(b) For fiscal year 1995, includes (i) payment of premiums for executive medical insurance policies; (ii) payments under Twin's Profit Sharing Plan; (iii) automobile allowances; and (iv) payment of premiums for Twin's cafeteria benefits program, for each of the Blechman Brothers. For fiscal year 1996, includes (i) payment of premiums for executive medical insurance policies;
    (ii) matching contributions under Twin's 401(k) plan; (iii) automobile allowances; and (iv) payment of premiums for Twin's cafeteria benefits program and Twin's successor cafeteria benefits program, for each of the Blechman Brothers. For fiscal year 1997, includes (i) payment of premiums for executive medical insurance policies; (ii) matching contributions under Twin's 401(k) plan; (iii) automobile allowances; and (iv) payment of premiums for Twin's cafeteria benefits program and Twin's successor cafeteria benefits program, for each of the Blechman Brothers.

(c) For fiscal years 1995, 1996 and 1997, represents the payment of premiums for term life insurance policies for each of the Blechman Brothers.

EMPLOYMENT AGREEMENTS

     On May 7, 1996, the Company entered into employment agreements with each of the Blechman Brothers (each an "Employment Agreement"). Pursuant to the terms of each Employment Agreement, the relevant individual will be employed as an executive of the Company and its subsidiaries until November 15, 1999, renewable for terms of one year thereafter. The Employment Agreement provides for a base salary of $400,000 (as adjusted annually for inflation), in addition to other customary perquisites and benefits. In addition to receiving a base salary, the executive is also eligible to participate in Twin's Bonus Plan which entitles such individual to a bonus payment of up to 128% of his base salary for the relevant calendar year based on annual increases in EBITDA (as defined therein) realized by the Company for each year of the employment term. Each Employment Agreement also provides, subject to certain exceptions, that upon a termination of the individual's employment during the term thereof (other than for "cause" as defined therein), the Company is generally obligated to pay the individual an amount equal to his base salary for the remaining term under the Employment Agreement (which, for this purpose, will be a three year period).

     On May 7, 1996, the Company entered into an employment agreement with Stephen L. Welling to serve as President of the Nature's Herbs division of Twin (the "Division") (as amended, the "Welling Employment Agreement"). The Welling Employment Agreement provides that Mr. Welling will be employed as an executive of the Company for a term of three years, renewable for terms of one year thereafter. The Welling Employment Agreement provides for a base salary of $200,000 (as adjusted for inflation), in addition to other customary perquisites and benefits. In addition to receiving a base salary, Mr. Welling is also eligible to participate in the Division Bonus Plan which entitles him to a bonus payment of up to 202.5% of his base salary for the relevant calendar year based on annual increases in EBITDA (as defined therein) realized by the Division for each year of the employment term. The Welling Employment Agreement also provides, subject to certain exceptions, that upon a termination of Mr. Welling's employment during the term thereof (other than for "cause" as defined therein), the Company is generally obligated to pay Mr. Welling an amount equal to his base salary for the remaining term under the Welling Employment Agreement.

     On May 7, 1996, Twin entered into consulting agreements with each of David and Jean Blechman, the parents of the Blechman Brothers and the founders of Twin (together, the "Consultants") (each a "Consulting Agreement"). The Consulting Agreement provides that the relevant individual be engaged as an independent consultant to the Company, Twin and ARP for a term of five years. As consideration for such consulting services, Twin is obligated to pay the individual an annual consulting fee of $100,000, in addition to certain limited perquisites and benefits.

     The Company and Twin entered into non-competition agreements with each of the Senior Executive Officers and the Consultants (each a "Non-Competition Agreement"). The term of the Non-Competition Agreement of each of the Blechman Brothers and of each of the Consultants and Stephen L. Welling is five years and three years, respectively. The Non-Competition Agreement generally prevents the individual from participating in any manner in the management, operation and/or ownership of any entity which is engaged in similar lines of business to those of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, which during 1997 consisted of Messrs. Ross Blechman, Danhakl, Sokoloff and Ms. Holden Dunbar, reviews and approves the compensation of executives of the Company and such other employees of the Company as assigned thereto by the Board and makes recommendations to the Board with respect to standards for setting compensation levels. The Compensation Committee adopted the Report on Executive Compensation set forth below.

     The Company does not presently have a stock option committee. The functions customarily performed by a stock option committee are performed by the Board of Directors as a whole.

REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation for fiscal 1997 consisted of two primary components: base salary and bonus. The level of each executive officer's base salary and bonus is established in such officer's employment agreement, which agreements were entered into in May, 1996. See "-- Employment Agreements."

     The salary and bonus components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments; (iii) aligning the interests of management with those of the Company's stockholders; and (iv) relating executive compensation to the achievement of Company goals and the Company's financial performance.

     Base Salary. The base salary of each of the Senior Executive Officers in fiscal 1997 was paid in accordance with the terms of their respective employment agreements. Such base salary is subject to annual adjustment for inflation.

     Bonuses. The Compensation Committee believes that the awarding of annual bonuses provides an incentive and reward for short-term financial success and long-term Company growth. The bonus component of the long-term employment agreements of each of the Senior Executive Officers is intended to link compensation in significant part to the Company's financial performance and the attainment of Company goals. The bonus earned by each of the Senior Executive Officers was calculated in accordance with a formula set forth in the relevant officer's employment agreement and entitles such individual to a bonus calculated as a percentage of base salary based on annual increases in EBITDA realized by Twin or the Division, as applicable, for each fiscal year. See
"-- Employment Agreements."

     Stock Incentive Plan. The Twinlab Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which provides for the issuance of a total of up to 400,000 authorized and unissued shares of Common Stock as awards under the 1996 Plan in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock and (v) performance shares. No individuals who are directors of the Company (including the Blechman Brothers) are eligible to receive awards under the Plan. Prior to the consummation of the Company's initial public offering in 1996 (the "IPO"), Stephen L. Welling was awarded 8,000 nonqualified stock options under the Plan, such options having an exercise price equal to $12.00, the IPO price. In 1997, certain key employees of the Company, including John McCusker, were awarded an aggregate of 56,000 nonqualified stock options with a weighted average exercise price of $19.24 per share. Such options become exercisable over five years from the date of grant at the rate of 20% of the grant each year.

     The Twinlab Corporation 1998 Stock Incentive Plan, if approved by the Stockholders at the Annual Meeting, will also initially be administered by the Board of Directors.

     Profit Sharing Plan. Prior to July 1, 1996, Twin sponsored an employee profit sharing and savings plan (the "Twin Plan") and Natur-Pharma Inc. sponsored an Employee Savings and Investment Plan (the "NP Plan"), which covered all of Twin's and Natur-Pharma Inc.'s eligible employees, respectively. Executive officers of Twin and Natur-Pharma Inc. participated in the Twin Plan and NP Plan, respectively, on the same terms as other employees. Effective July 1, 1996, the Twin Plan was amended and restated and merged with the NP Plan to form the Twin Laboratories Inc. 401(k) Plan (the "401(k) Plan"). Eligible employees, including executive officers of the Company and Twin, may contribute up to 15 percent of their annual compensation to the 401(k) Plan, subject to certain limitations, and Twin will match 50 percent of such contributions.

     Compensation of the Chief Executive Officer. The compensation package of Mr. Ross Blechman, the Company's President and Chief Executive Officer, like that of the other Senior Executive Officers, primarily consists of base salary and bonus components. The levels of base salary and bonus, as well as the factors considered in determining such levels, are established by Mr. Blechman's Employment Agreement and are identical to those of the other Blechman Brothers.

     In 1997, Ross Blechman earned a base salary of $412,869 and a bonus of $224,680. In addition, pursuant to his employment agreement, Mr. Blechman receives certain other customary perquisites and benefits. As of April 27, 1998, Ross Blechman beneficially owned 1,660,497 shares, or 5.3%, of the Company's Common Stock. See "-- Security Ownership of Certain Beneficial Owners and Management."

                                          Ross Blechman
                                          John G. Danhakl
                                          Jennifer Holden Dunbar
                                          Jonathan D. Sokoloff

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return for the Nasdaq
Composite -- U.S. and the Nasdaq Health Index. The graph assumes an investment of $100 on November 15, 1996, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.


                  November 15,   December 31,   March 31,   June 30,   September 30,  December 31,
                     1996            1996         1997        1997         1997          1997
                  --------------------------------------------------------------------------------

Twinlab
Corporation         100.00          101.04        112.50     200.00       170.83        206.25

Nasdaq
Health Index        100.00          102.79         95.97     107.12       116.55        104.75

Nasdaq
Composite - U.S.    100.00          102.32         96.97     114.74       134,46        125.84

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 27, 1998, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee of the Company, (ii) by the Named Executive Officers and all executive officers and directors as a group, and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                                PERCENT OF
                                                                NUMBER OF         SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES(a)     OUTSTANDING(a)
------------------------------------                            ----------    --------------
Green Equity Investors II, L.P.
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard,
  Suite 2000
  Los Angeles, CA 90025.....................................     4,879,999         15.5
John G. Danhakl(b)
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard,
  Suite 2000
  Los Angeles, CA 90025.....................................     4,879,999         15.5
Jennifer Holden Dunbar(b)
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard,
  Suite 2000
  Los Angeles, CA 90025.....................................     4,879,999         15.5
Jonathan D. Sokoloff(b)
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard,
  Suite 2000
  Los Angeles, CA 90025.....................................     4,879,999         15.5
Brian Blechman
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................     1,659,246          5.3
Dean Blechman(c)
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................     1,660,080          5.3
Neil Blechman(d)
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................     1,660,497          5.3
Ross Blechman(d)
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................     1,660,497          5.3
Steve Blechman(c)
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................     1,660,080          5.3

                                                                                PERCENT OF
                                                                NUMBER OF         SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES(a)     OUTSTANDING(a)
------------------------------------                            ----------    --------------
John McCusker(e)
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................           500            *
Stephen L. Welling
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788.......................................        28,770            *
All executive officers and directors as a group (10
  persons)(f)...............................................    13,209,669        42.0%

---------------
(a) Does not include an aggregate of 392,200 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average price of $23.22 per share.

(b) The shares shown as beneficially owned by Messrs. Danhakl and Sokoloff and Ms. Holden Dunbar represent 4,879,999 shares owned of record by GEI. GEI is a Delaware limited partnership managed by LGP, which is an affiliate of the general partner of GEI. Each of Leonard I. Green, Jonathan D. Sokoloff, John
    G. Danhakl, Peter J. Nolan, Gregory J. Annick and Jennifer Holden Dunbar, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control LGP and such general partner. LGP and such general partner may be deemed to control the voting and disposition of the shares of Common Stock of the Company owned by GEI. As such, Messrs. Sokoloff and Danhakl and Ms. Holden Dunbar may be deemed to have shared voting and investment power with respect to all shares held by GEI. However, such individuals disclaim beneficial ownership of the securities held by GEI except to the extent of their respective pecuniary interests therein.

(c) The shares shown as beneficially owned by each of Dean Blechman and Steve Blechman each include 834 shares of common stock beneficially owned by their respective minor children. Dean Blechman and Steve Blechman disclaim beneficial ownership of such shares.

(d) The shares shown as beneficially owned by each of Ross Blechman and Neil Blechman each include 1,251 shares of common stock owned by their respective minor children. Ross Blechman and Neil Blechman disclaim beneficial ownership of such shares.

(e) The shares shown as beneficially owned by John McCusker do not include 500 shares of common stock owned by Mr. McCusker's spouse, Brenda McCusker. Mr. McCusker disclaims beneficial ownership of such shares.

(f) Includes the shares referred to in Notes (b), (c) and (d) above.

 *  Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has employment agreements with each of the Senior Executive Officers and consulting agreements with each of the Consultants. See "Executive Compensation."

TRANSACTIONS WITH LGP

     LGP is the investment advisor to and an affiliate of the general partner of GEI, which owns 15.5% of the outstanding shares of Common Stock of the Company. Messrs. Danhakl and Sokoloff and Ms. Holden Dunbar, stockholders and directors of the general partner of LGP, are directors of the Company and Twin. See "Information Concerning Directors and Nominees -- Nominees at the 1998 Meeting."

     The Company and Twin were parties to a Management Services Agreement with LGP pursuant to which LGP received an annual retainer fee of $400,000 plus reasonable expenses for providing certain management, consulting and financial planning services (the "LGP Management Fee"). The Company believes that the contacts and expertise provided by LGP in these areas enhanced the Company's opportunities and management's expertise in these matters and that the fees paid to LGP fairly reflect the value of the services provided by LGP. The specialized consulting services provided by LGP overlapped to some extent with the role of Messrs. Danhakl and Sokoloff and Ms. Holden Dunbar as directors of the Company and Twin, for which they do not receive any additional compensation. See "Information Concerning Directors and Nominees -- Director Compensation." The Management Services Agreement terminated in April 1998.

                                 PROPOSAL NO. 2
         APPROVAL OF THE TWINLAB CORPORATION 1998 STOCK INCENTIVE PLAN

     In 1996, the Company's Board of Directors and stockholders adopted the Twinlab Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which permitted the issuance of up to 400,000 shares of Common Stock. Prior to the consummation of the IPO in November, 1996, Mr. Stephen Welling was awarded 8,000 nonqualified stock options under the Plan, and other key employees were awarded an aggregate of 110,000 nonqualified stock options under the Plan, all such options having an exercise price equal to $12.00, the IPO price. Such options become exercisable over five years from the date of grant at the rate of 20% of the grant each year. During 1997, the Company issued additional options to new and existing key employees. As of March 31, 1998, a total of approximately 390,600 shares of Common Stock were issued or reserved for issuance under the 1996 Plan, and, accordingly, an aggregate of approximately 9,400 shares remained available for grants under the 1996 Plan.

     The Board of Directors believes that in light of the Company's continuing growth, its intent to make acquisitions in the future and the need to remain competitive in its industry in attracting and retaining talented employees, including senior executives, the Company will need the authority to make grants covering a greater number of shares in the next several years than remain authorized under the 1996 Plan. The failure to make available such grants when necessary would, in the Board's judgment, negatively impact the Company's future growth and profitability and, therefore, its ability to enhance stockholder value.

     Consequently, the Board of Directors has adopted, and is submitting to the stockholders for approval, the Twinlab Corporation 1998 Stock Incentive Plan (the "1998 Plan"), the full text of which is set forth in Appendix A hereto. Stockholder approval of the 1998 Plan is necessary to comply with the provisions of the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Code, as well as to ensure that additional incentive stock options, if ever required, are available for issuance.

     The main features of the 1998 Plan are outlined below, but the outline is qualified by reference to the complete text of the plan, which is attached as Exhibit A.

     General. On January 27, 1998, the Company's Board of Directors adopted, subject to stockholder approval, the 1998 Plan. The 1998 Plan provides initially for the issuance of a total of up to 1,000,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the 1998 Plan, and may be increased annually commencing January 1, 1999, at the discretion of the Board of Directors, by an amount up to 1% of the shares of Common Stock then outstanding. Notwithstanding the foregoing, no more than 1,000,000 shares of Common Stock shall be available for issuance upon the exercise of incentive stock options. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award are available for other awards under the 1998 Plan. In the event of a stock dividend, stock split, recapitalization or the like, the Compensation Committee of the Board of Directors (the "Committee") will equitably adjust the aggregate number of shares subject to the 1998 Plan, the number of shares subject to each outstanding award, and the exercise price of each outstanding option.

     Awards under the 1998 Plan may be made in the form of (i) incentive stock options, (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and

(vii) other stock based awards. Awards may be made to such officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries, as the Committee shall in its discretion select (collectively, "key persons").

     Administration. The 1998 Plan may be administered by the Board of Directors or the Committee. The Board of Directors and the Committee are authorized to construe, interpret and implement the provisions of the 1998 Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Board of Directors and the Committee are made in their sole discretion and are conclusive. (As used herein, the "Committee" refers to the Committee and/or Board of Directors as appropriate).

  Grants Under the 1998 Plan

     Stock Options. Unless the Committee expressly provides otherwise, an option will become exercisable as to 20% of the shares subject thereto on each of the first through fifth anniversaries of the grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, provided that the option exercise price shall be no less than 100% of the fair market value of a share of the Common Stock on the date of grant in the case of an incentive stock option. The option exercise price is payable in cash, or, with the consent of the Committee, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Committee may prescribe.

     The total number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any one employee during any one year period may not exceed 250,000.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1998 Plan. Generally, no stock appreciation right will be exercisable at a time when any option to which it relates is not exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and to receive from the Company an amount equal to the aggregate appreciation (since the date of the grant, or over the option exercise price if the stock appreciation right is granted in connection with an option) in the shares of Common Stock in respect of which such stock appreciation right is being exercised. Payment due upon exercise of a stock appreciation right may be in cash, in Common Stock, or partly in each, as determined by the Committee in its discretion.

     Restricted Stock. The Committee may grant or sell restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Committee shall determine in its discretion. Certificates for the shares of Common Stock covered by a restricted stock award will remain in the possession of the Company until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a stockholder with respect to the restricted stock.

     Restricted Stock Units. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion. Restricted stock units are intended to give the recipient the economic equivalent of actual restricted shares of stock, while postponing the tax consequences. A restricted stock unit is an unsecured promise to transfer an unrestricted share of stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the recipient of the unit at the time of grant or subsequent thereto.

     Dividend Equivalent Rights. The Committee may include in any award a dividend equivalent right entitling the recipient to receive amounts equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based Awards. The 1998 Plan permits the Committee to grant other stock based awards, such as performance shares or unrestricted stock, subject to such terms and conditions as the Committee deems appropriate.

     Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its discretion. The grantee of such an award will be entitled to receive shares of Common Stock or the cash value thereof if performance goals specified by the Committee are met.

  Termination of Employment or Service

     Options and Stock Appreciation Rights. Unless the Committee otherwise specifies: (i) all options and stock appreciation rights not yet exercised shall terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause, the grantee's options and/or stock appreciation rights generally will be exercisable for 90 days after termination to the extent that they were exercisable at termination, but not after the expiration date of the award; and (iii) if a grantee (a) dies, becomes disabled or retires while in the Company's employ or service or (b) dies during the aforementioned post-employment exercise period, the grantee's options and/or stock appreciation rights will, to the extent exercisable immediately prior to death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.

     Restricted Stock. If a grantee's employment or service terminates for any reason, the Company will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares.

     Other Features of the 1998 Plan. The Committee may amend any outstanding award, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions on the award. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 1998 Plan at any time or from time to time; provided, however, that stockholder approval shall be obtained to the extent necessary to comply with
Section 422 of the Code (relating to the grant of incentive stock options) and other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 1998 Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the 1998 Plan by the Board of Directors. All awards made under the 1998 Plan prior to its termination shall remain in effect until they are satisfied or terminated.

     In the event of a merger or consolidation of the Company with or into any other corporation or entity, outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger.

     Tax Consequences. The following description of the tax consequences of awards under the 1998 Plan is based on present Federal tax laws, and does not purport to be a complete description of the tax consequences of the 1998 Plan.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not realize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company.

     The grant of a stock appreciation right or restricted stock unit award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will include in gross income an amount equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture unless the grantee elects otherwise. At that time, the grantee generally will include in gross income an amount equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1.0 million, unless such compensation meets certain criteria. The Company believes that compensation realized from stock options and stock appreciation rights granted under the 1998 Plan generally will satisfy the requirements of Section 162(m) of the Code if the options or stock appreciation rights are granted by a committee of "outside directors" (as defined under Section 162(m)); however, there is no assurance that such awards will satisfy such requirements. In addition, because other awards under the 1998 Plan will generally not meet the requirements of Section 162(m) of the Code, the deduction attributable to any compensation realized under any such awards to the affected executive officers may be limited.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 PLAN.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998, subject to ratification by the Stockholders at the Annual Meeting. If the Stockholders reject the appointment, the Board of Directors will reconsider its selection. If the Stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements since 1992. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, NY 11788, Attention: Secretary, by no later than March 15, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, which meeting the Company expects will be held in June, 1999. Any such proposals must comply in all respects with the rules and regulations of the Commission. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the General Counsel's Office at the aforementioned address.

                        1997 ANNUAL REPORT AND FORM 10-K

     A COPY OF THE 1997 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CONTAINS DETAILED INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS WHICH IS NOT INCLUDED IN THE 1997 ANNUAL REPORT. THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF THE FORM 10-K, WITHOUT CHARGE, UPON WRITTEN REQUEST TO: TWINLAB CORPORATION, 150 MOTOR PARKWAY, HAUPPAUGE, NY 11788, ATTENTION: INVESTOR RELATIONS.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.
                                          By Order of the Board of Directors,

                                          /s/ ROSS BLECHMAN
                                          Ross Blechman
                                          Chairman of the Board

Hauppauge, New York
May 15, 1998

                                                                      APPENDIX A

                              TWINLAB CORPORATION

                           1998 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
                               ARTICLE I
                                GENERAL
1.1   Purpose.....................................................   A-1
1.2   Administration..............................................   A-1
1.3   Persons Eligible for Awards.................................   A-1
1.4   Types of Awards Under Plan..................................   A-2
1.5   Shares Available for Awards.................................   A-2
1.6   Adjustments Upon Changes in Capitalization or Merger........   A-2
1.7   Definitions of Certain Terms................................   A-3
                               ARTICLE II
                         AWARDS UNDER THE PLAN
2.1   Agreements Evidencing Awards................................   A-4
2.2   No Rights as a Shareholder..................................   A-4
2.3   Grant of Stock Options, Stock Appreciation Rights and Reload
      Options.....................................................   A-5
2.4   Exercise of Options and Stock Appreciation Rights...........   A-6
2.5   Termination of Employment; Death............................   A-6
2.6   Grant of Restricted Stock...................................   A-7
2.7   Grant of Restricted Stock Units.............................   A-8
2.8   Grant of Performance Shares.................................   A-8
2.9   Other Stock-Based Awards....................................   A-9
2.10  Grant of Dividend Equivalent Rights.........................   A-9
2.11  Right of Recapture..........................................   A-9
                              ARTICLE III
                             MISCELLANEOUS
3.1   Amendment of the Plan; Modification of Awards...............   A-9
3.2   Tax Withholding.............................................  A-10
3.3   Restrictions................................................  A-10
3.4   Nonassignability............................................  A-10
3.5   Requirement of Notification of Election Under Section 83(b)
      of the Code.................................................  A-10
3.6   Requirement of Notification Upon Disqualifying Disposition
      Under Section 421(b) of the Code............................  A-11
3.7   Right of Discharge Reserved.................................  A-11
3.8   Nature of Payments..........................................  A-11
3.9   Non-Uniform Determinations..................................  A-11
3.10  Other Payments or Awards....................................  A-11
3.11  Section Headings............................................  A-11
3.12  Effective Date and Term of Plan.............................  A-11
3.13  Governing Law...............................................  A-11

                                   ARTICLE I

                                    GENERAL

1.1  Purpose

     The purpose of the Twinlab Corporation 1998 Stock Incentive Plan (the "Plan") is to provide for officers, other employees and directors of, and consultants to, Twinlab Corporation (the "Company") and its subsidiaries an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2  Administration

     1.2.1 Subject to Section 1.2.6, the Plan shall be administered by a committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors." To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of section 162(m).

     1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any plan agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) to amend the Plan to reflect changes in applicable law, (g) to determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended, and (h) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

     1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any plan agreement shall be final, binding and conclusive.

     1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3  Persons Eligible for Awards

     Awards under the Plan may be made to such officers and other employees of the Company and its subsidiaries (including employees who are also directors and prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, "key persons") as the Committee shall select in its discretion.

1.4  Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of section 422 of the Code), (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units (g) performance shares and (h) other stock-based awards, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which section 424(a) of the Code applies) may be granted to a person who is not an employee of the Company on the date of grant.

1.5  Shares Available for Awards

     1.5.1 Total shares available. The total number of shares of common stock of the Company, par value $1.00 per share ("Common Stock"), which may be transferred in satisfaction of awards granted under the Plan shall not exceed 1,000,000 shares plus additional shares determined as follows. As of January 1, 1999 and each January 1 thereafter, the Board in its discretion may increase the number of shares authorized under this Section 1.5.1 by an amount not in excess of one percent (1%) of the total number of shares of Common Stock then outstanding. The increments authorized pursuant to the preceding sentence shall be cumulative, so that any amount of permitted increase in shares not implemented in one year may in the Board's discretion be implemented in a subsequent year. Notwithstanding the foregoing, no more than 1,000,000 shares of Common Stock shall be available for issuance upon the exercise of incentive stock options. Shares issued pursuant to the Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If, after the effective date of the Plan, any award is forfeited or any award otherwise terminates or is cancelled without the delivery of shares of Common Stock, then the shares covered by such award or to which such award relates shall again become available for transfer pursuant to awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for awards under this Plan.

     1.5.2 Individual Limit. The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or a subsidiary during any one-year period shall not exceed 250,000.

     1.5.3 Except as provided in this Section 1.5 and in Section 2.3.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6  Adjustments Upon Changes in Capitalization or Merger

     1.6.1 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this Section 1.6.1, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.6.2 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award shall terminate as of a specified date.

     1.6.3 In the event of a merger or consolidation ("merger") of the Company with or into any other corporation or entity ("successor corporation"), outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger. For the purposes of this Section 3.7.4, an award shall be considered assumed if, for every share of Common Stock subject thereto immediately prior to the merger, the grantee has the right, following the merger, to acquire the consideration received in the merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be acquired pursuant to the award, for each share of Common Stock subject thereto, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger. For purposes hereof, the term "merger" shall include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

1.7  Definitions of Certain Terms

     1.7.1 The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows.

          (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

          (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

          (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.

     1.7.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable plan agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

     1.7.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company or a subsidiary as a consultant or otherwise.

     1.7.4 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether a grantee's termination of employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

     1.7.5 The term "cause," when used in connection with termination of a grantee's employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof. In the absence of such an employment agreement provision, "cause" means: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct related to the grantee's employment for which either criminal or civil penalties against the grantee or the Company may be sought; (c) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the grantee's duties for the Company or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards

     Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement ("plan agreement") which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include, without limitation, a requirement that the grantee become a party to a shareholders' agreement with respect to any shares of Common Stock acquired pursuant to the award, a requirement that the grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the grantee wishes to transfer any such shares. The Committee may grant awards in tandem with or in substitution for any other award or awards granted under this Plan or any award granted under any other plan of the Company or any subsidiary. Payments or transfers to be made by the Company or any subsidiary upon the grant, exercise or payment of an award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules established by the Committee. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable plan agreement.

2.2  No Rights as a Shareholder

     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3  Grant of Stock Options, Stock Appreciation Rights and Reload Options

     2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

     2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable plan agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the plan agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each plan agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which section 424(a) of the Code applies), and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     2.3.5 Each plan agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

     2.3.6 The Committee may in its discretion include in any plan agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a plan agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

     2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

     2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

2.4  Exercise of Options and Stock Appreciation Rights

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     2.4.1 Unless the applicable plan agreement otherwise provides, an option or stock appreciation right shall become exercisable in five substantially equal installments, on each of the first, second, third, fourth and fifth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

     2.4.2 Unless the applicable plan agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

     2.4.3 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable plan agreement provides otherwise, by delivery of shares of Common Stock (which, if acquired pursuant to exercise of a stock option, were acquired at least six months prior to the option exercise date) and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may from time to time prescribe.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  Termination of Employment; Death

     2.5.1 Except to the extent otherwise provided in Section 2.5.2, 2.5.3,
2.5.3 or in the applicable plan agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

     2.5.2 If a grantee's employment terminates by reason of the grantee's disability or retirement, then except as otherwise provided in the applicable Plan Agreement, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within one year after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement. The term "disability" for purposes of the preceding sentence has the meaning given to it by section 422(c)(6) of the Code, and the term "retirement" means retirement from the Company at or after attaining age 62 with at least ten (10) years of service with the Company, as determined by the Committee.

     2.5.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.5.2, then except as otherwise provided in the applicable Plan Agreement, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.3 and 3.9 hereof.

     2.5.4 If a grantee's employment is involuntarily terminated by the Company other than for Cause, then except as otherwise provided in the applicable Plan Agreement, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within ninety (90) days after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement.

     2.5.5 If at any time within one year after the exercise of all or any portion of an option or stock appreciation right the grantee either (a) is terminated for Cause or (b) engages in any activity determined in the sole discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any option gain realized by the grantee from exercising such option or stock appreciation right shall be paid by the grantee to the Company upon notice from the Company. For purposes of this Section, "option gain" means the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the option or stock appreciation right over the option exercise price (or the Fair Market Value of a share of Common Stock on the date of grant of the stock appreciation right), multiplied by the number of shares with respect to which the option or stock appreciation right was exercised, without regard to any subsequent decrease or increase in the Fair Market Value of such shares. The Company shall have the right to offset such option gain against any amounts otherwise owed to the grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

2.6  Grant of Restricted Stock

     2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a plan agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.6.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable plan agreement.

     2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable plan agreement.

     2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable plan agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable plan agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

     2.6.5 During the 120 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

2.7  Grant of Restricted Stock Units

     2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

     2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled.

     2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  Grant of Performance Shares

     2.8.1 The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of or in connection with any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by executing a Plan Agreement at such time and in such form as the Committee shall determine.

     2.8.2 The grantee of a performance share award will have the rights of a shareholder only as to shares for which a certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

     2.8.3 Except as may otherwise be provided by the Committee at any time prior to termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment for any reason.

2.9  Other Stock-Based Awards

     The Committee may grant other types of stock-based awards (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.10  Grant of Dividend Equivalent Rights

     The Committee may in its discretion include in the plan agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a plan agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.11  Right of Recapture

     If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a "realization event"), the participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the participant from the realization event shall be paid by the participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

     3.1.2 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

     3.1.3 The Committee may amend any outstanding plan agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in the Agreement, or extend the scheduled expiration date of the award. However, any such amendment (other than an amendment pursuant to Section 3.7.2, relating to change in control) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  Tax Withholding

     3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable plan agreement, the grantee may satisfy the withholding obligation imposed under
Section 3.2.1 by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3  Restrictions

     3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

     3.3.2 The term "consent" as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4  Nonassignability

     Except to the extent otherwise provided in the applicable plan agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.5  Requirement of Notification of Election Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.7  Right of Discharge Reserved

     Nothing in the Plan or in any plan agreement shall confer upon any grantee the right to continue in the employ of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate such employment.

3.8  Nature of Payments

     3.8.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     3.8.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or of any subsidiary or under any agreement with the grantee, unless such plan or agreement specifically provides otherwise.

3.9  Non-Uniform Determinations

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.10  Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11  Section Headings

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.12  Effective Date and Term of Plan

     3.12.1 The Plan was adopted by the Board on January 27, 1998, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

     3.12.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable plan agreements.

3.13  Governing Law

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                               TWINLAB CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                         -----------------------------


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of TWINLAB CORPORATION (the "Company") hereby appoints Brian Blechman and Neil Blechman, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppange, New York, on the 17th of June, 1998, at 10:00 A.M., local time, and at any adjournments thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

            (Continued and to be dated and signed on the other side.)

     Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.



                                                             /SEE REVERSE SIDE/

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE


                              FOR all nominees listed        WITHHOLD AUTHORITY           NOMINEES: BRIAN BLECHMAN,
                              below (except as marked        to vote for all nominees               DEAN BLECHMAN,
                              to the contrary below)         listed below                           NEIL BLECHMAN,
                                                                                                    ROSS BLECHMAN,
                                                                                                    STEVE BLECHMAN,
1.  ELECTION OF                   [  ]                           [  ]                               STEPHEN L. WELLING,
    DIRECTORS:                                                                                      JOHN G. DANHAKL,
    To elect the nominees                                                                           JENNIFER HOLDEN DUNBAR
    listed below to the                                                                             AND JONATHAN D. SOKOLOFF
    Board of Directors;


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)



                                                                                     FOR     AGAINST   ABSTAIN

2.APPROVAL OF THE 1998 STOCK INCENTIVE PLAN: To consider and act upon a
  proposal to approve the Twinlab Corporation 1998 Stock Incentive Plan;             [ ]       [ ]        [ ]

3.APPROVAL OF ACCOUNTANTS: To ratify the appointment of Deloitte & Touche LLP
  as independent accountants of the Company for the fiscal year ending December      [ ]       [ ]        [ ]
  31, 1998;

  and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.



  I plan to attend the Annual Meeting in person.    YES  [ ]   NO  [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s) _________________________________________________ Dated: ___, 1998

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.